EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Kearny Federal Savings Bank Employees’ Savings & Profit Sharing Plan and Trust
Fairfield, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-130203) of Kearny Federal Savings Bank of our report dated June 25, 2014, relating to the financial statements and supplemental schedule of Kearny Federal Savings Bank Employees’ Savings & Profit Sharing Plan which appear in this Form 11-K for the year ended December 31, 2013.

/s / BDO USA, LLP
New York, New York

June 25, 2014